Exhibit 21

                              List of Subsidiaries
                                  Rollins, Inc.


The following list sets forth the major subsidiaries of Rollins, Inc. as of February 28, 2005. Each corporation whose name is indented is a wholly owned subsidiary of the corporation next above which is not indented. Subsidiaries omitted from the list would not, if aggregated, constitute a significant subsidiary:

            Corporation Name                  State/Country of Incorporation
---------------------------------------   --------------------------------------

Orkin, Inc.                                              Delaware

   Orkin Systems, Inc.                                      Delaware
   Dettlebach Pesticide Corporation                         Georgia
   Kinro Investments, Inc.                                  Delaware
   Orkin Expansion, Inc.                                    Delaware
   Orkin International, Inc.                                Delaware
       PCO Services Corporation                                 Canada

Rollins Continental, Inc.                                New York

Rollins Expansion, Inc.                                  Delaware

Rollins Supply, Inc.                                     Delaware

Western Industries - North, Inc.                         Delaware

Western Industries - South, Inc.                         Delaware